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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Toreador Resources Corporation for the registration of up to 1,136,960 shares of its common stock of our report dated April 5, 2002, with respect to the consolidated financial statements of Toreador Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP


Dallas, Texas
September 17, 2002